EXHIBIT 5.1

May 15, 2001

Synthetic Fixed-Income Securities, Inc.
One First Union Center
301 S. Tryon Street, 30th Floor
Charlotte, North Carolina 28288-0630

         Re:    Synthetic Fixed-Income Securities, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 filed by Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of certain trust certificates (the “Certificates”). The Certificates are issuable in series (each, a “Series”). Each Series of Certificates will be issued under a separate Series Supplement to that certain Base Trust Agreement (together, the “Trust Agreement”) by and between the Registrant and a trustee named therein, establishing an individual trust for such Series (each, a “Trust”). Each Series of Certificates is to be sold as set forth in the Registration Statement, any amendments thereto, and the prospectus and prospectus supplement relating to such Series.

        We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that when the Certificates of each Series have been duly executed, authenticated and delivered in accordance with the Trust Agreement and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates of such Series will be legally issued, fully paid, binding and non-assessable obligations of the Trust created by the Trust Agreement, and the holders of the Certificates of such Series will be entitled to the benefits of the Trust Agreement except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and each prospectus contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

EXHIBIT 8.1

May 15, 2001

Synthetic Fixed-Income Securities, Inc.
One First Union Center
301 S. Tryon Street, 30th Floor
Charlotte, North Carolina 28288-0630

         Re:    Synthetic Fixed-Income Securities, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

        We have advised Synthetic Fixed-Income Securities, Inc., a Delaware corporation (the “Registrant”), in connection with the above captioned registration statement on Form S-3 (the “Registration Statement”) with respect to certain federal income tax aspects of the issuance of trust certificates (the “Certificates”). As described in the Registration Statement, the Certificates will be issued from time to time in series (each, a “Series”), with each Series being issued by an individual trust to be formed by the Registrant pursuant to a separate Series Supplement to that certain Base Trust Agreement (together, the “Trust Agreement”) between the Registrant and a trustee named therein (the “Trustee”). Capitalized terms not otherwise defined herein are used as defined in the Registration Statement.

        In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any Series of Certificates and we have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the exhibits to the Registration Statement. We have assumed that each Series of Certificates is executed and delivered and has terms consistent with those contemplated by the Registration Statement.

        Based on the foregoing and assuming that the Trust Agreement with respect to each Series of Certificates is executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Registration Statement and the Trust Agreement in fact occur in accordance with the terms thereof, we hereby confirm that we are of the opinion that: (i) while the description of federal income tax consequences to holders of the Certificates that appears under the heading “Federal Income Tax Consequences” in the prospectus supplement (the “Prospectus Supplement”) and the prospectus (the “Prospectus”) does not purport to discuss all possible income tax ramifications of the proposed issuance, with respect to those tax consequences which are discussed, the description is accurate in all material respects and (ii) each Trust will be a grantor trust or partnership for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as an association).

        This opinion is based on the facts and circumstances set forth in the Prospectus Supplement and the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to a particular Series of Certificates.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus and Prospectus Supplement contained therein. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM T - 1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305 (b) (2) _________

U.S. BANK TRUST NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-3781471
(I. R. S. Employer
Identification No.)

100 Wall Street, New York, NY (Address of principal executive offices)	10005 (Zip Code)

For information, contact:
Thomas J. Kelly, President
U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, NY 10005
Telephone: (212) 361-250

Synthetic Fixed-Income Securities, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Applied for (I. R. S. Employer Identification No.)

(Address of principal executive offices)	(Zip Code)

Trust Certificates

Item 1.                General Information.

          Furnish the following information as to the trustee - -

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.                List of Exhibits.

Exhibit 1.	Articles of Association of U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 022-22485.

Exhibit 2.

Certificate of Authority to Commence Business for First Trust of New York, National Association now known as U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 022-22485.

Exhibit 3.	Authorization to exercise corporate trust powers for U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 022-22485.

Exhibit 4.	By-Laws of U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 022-22485.

Exhibit 5.	Not applicable.

Exhibit 6.

Consent of First Trust of New York, National Association now known as U.S. Bank Trust National Association, required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 022-22485.

Exhibit 7.	Report of Condition of U.S. Bank Trust National Association, as of the close of business on December 31, 2000, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

                 Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 29th day of March, 2001.

U.S. BANK TRUST NATIONAL ASSOCIATION

By: /s/ Marlene J. Fahey Marlene J. Fahey Vice President

Exhibit 7

U.S. Bank Trust National Association
Statement of Financial Condition
As of 12/31/2000

($000’s)

                                                       12/31/2000
                                                   -----------------
Assets
  Cash and Due From Depository Institutions               $57,433
   Federal Reserve Stock                                    3,419
   Fixed Assets                                               598
   Intangible Assets                                       55,582
   Other Assets                                             8,884
                                                   -----------------
      Total Assets                                       $125,916

Liabilities
   Other Liabilities                                      $10,877
                                                   -----------------
   Total Liabilities                                      $10,877

Equity
   Common and Preferred Stock                              $1,000
   Surplus                                                120,932
   Undivided Profits                                       (6,893)
                                                   -----------------
      Total Equity Capital                               $115,039

Total Liabilities and Equity Capital                     $125,916

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. BANK TRUST NATIONAL ASSOCIATION

By: Vice President

Date: March 29, 2001